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EXHIBIT 10.18

EXECUTION COPY

FIRST AMENDMENT

TO

MASTER LOAN PURCHASE AGREEMENT

Amendment Dated as of July 17, 2003

by and between

TRENDWEST RESORTS, INC.,
as Seller

and

SIERRA DEPOSIT COMPANY, LLC
as Purchaser

FIRST AMENDMENT
TO
MASTER LOAN PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO MASTER LOAN PURCHASE AGREEMENT (this "Amendment"), dated as of July 17, 2003, is made by and between TRENDWEST RESORTS, INC., an Oregon corporation, as seller (the "Seller") and SIERRA DEPOSIT COMPANY, LLC, a Delaware limited liability company, as purchaser (hereinafter referred to as the "Purchaser" or the "Company").

RECITALS

        WHEREAS, the Seller is a party to that Master Loan Purchase Agreement dated as of August 29, 2002;

        WHEREAS, in order to provide for the future sale of Loans from the Seller to the Purchaser, the Purchaser has requested that certain amendments be made to the Master Loan Purchase Agreement;

        WHEREAS, at the time of the original execution of the Master Loan Purchase Agreement, the Purchaser intended to sell all Loans purchased from the Seller to Sierra Receivables Funding Company, LLC and expected that Sierra Receivables Funding Company, LLC would, from time to time, issue series of notes secured by such Loans;

        WHEREAS, the Purchaser has been notified that Sierra Receivables Funding Company, LLC will be permitted to issue only one series, the Series 2002-1 Notes, and that, from time to time, Sierra Receivables Funding Company, LLC may be directed by the holders of the Series 2002-1 Notes to sell Loans to the Purchaser and the Purchaser may transfer such Loans to an Additional Issuer which will issue notes secured by such Loans;

        WHEREAS, the Seller and the Purchaser wish to amend the Master Loan Purchase Agreement to reflect the new terms agreed between the Seller and the Purchaser and to reflect the fact that notes issued subsequent to Series 2002-1 will be issued by Additional Issuers;

        WHEREAS, the parties to the Master Loan Purchase Agreement have determined that it is appropriate to make certain amendments to the Master Loan Purchase Agreement; and

        WHEREAS, the conditions to the amendments have been satisfied;

        NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

  Section 1.    Definitions.

        (a)    Addition of New Definitions.    The following definitions are hereby added to the definitions in Section 1 of the Master Loan Purchase Agreement. Each definition shall be added in the correct alphabetical order and shall read in its entirety as follows:

          "Additional Issuer" shall mean an entity which is a subsidiary of the Purchaser, other than the Initial Issuer, which purchases Loans from the Purchaser with the proceeds of a Series of Notes issued by such entity and pledges the Loans to secure such Series of Notes.

          "Additional Series" shall mean a Series of Notes, other than the Series 2002-1 Notes.

          "Initial Issuer" shall mean Sierra Receivables Funding Company, LLC, a Delaware limited liability company as issuer of the Series 2002-1 Notes.

          "Term Purchase Agreement" shall mean a purchase agreement between the Purchaser and an Additional Issuer pursuant to which the Purchaser sells Loans to the Additional Issuer and the

  Additional Issuer purchases such Loans for the purpose of pledging the Loans to secure a Series of Notes.

        (b)    Amendment of Existing Definitions.    Each of the following terms contained in Section 1 of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          "Collection Account" shall mean with respect to any Series the account or accounts established as the collection account for such Series pursuant to the Indenture and Servicing Agreement under which such Series of Notes is issued.

          "Facility Documents" shall mean, collectively, this Agreement, each PA Supplement, each Indenture and Servicing Agreement, each Indenture Supplement, each Pool Purchase Agreement, each PPA Supplement, the Custodial Agreement, the Lockbox Agreements, the Collateral Agency Agreement, the Loan Conveyance Documents, the Depositor Administrative Services Agreement, the Issuer Administrative Services Agreement, the Financing Statements and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

          "Indenture and Servicing Agreement" shall mean (i) the Master Indenture and Servicing Agreement dated as of August 29, 2002, together with the Indenture Supplement, each as amended from time to time, and each among Sierra Receivables Funding Company, LLC, as issuer, FAC, as master servicer and Wachovia Bank, National Association, as trustee and collateral agent, and (ii) with respect to any Additional Series, the indenture and servicing agreement or similar document or documents pursuant to which such Additional Series is issued and in which the terms of such Additional Series are set forth.

          "Indenture Supplement" shall mean (i) with respect to Series 2002-1, the supplement to the Master Indenture and Servicing Agreement executed and delivered in connection with the issuance of the Series 2002-1 Notes and all amendments thereof and supplements thereto and (ii) with respect to any Additional Series, the Indenture and Servicing Agreement for that Series.

          "Issuer" shall mean the Initial Issuer and each Additional Issuer.

          "Issuer Administrative Services Agreement" shall mean the administrative services agreement dated as of August 29, 2002 by and between FAC as administrator and the Initial Issuer.

          "Lockbox Agreement" shall mean (i) with respect to Loans pledged to secure the Series 2002-1 Notes, any agreement substantially in the form of Exhibit E by and between the Initial Issuer, the Trustee, the Master Servicer and the applicable Lockbox Bank, which agreement sets forth the rights of the Issuer, the Trustee and the applicable Lockbox Bank with respect to the disposition and application of the Collections deposited in the applicable Lockbox Account, including without limitation the right of the Trustee to direct the Lockbox Bank to remit all Collections directly to the Trustee and (ii) with respect to Loans pledged to secure an Additional Series, the lockbox agreements or similar arrangements described in the applicable Indenture and Servicing Agreement.

          "Master Servicer" shall mean, with respect to each Indenture and Servicing Agreement, the entity then designated as the servicer or master servicer under such agreement.

          "Note" shall mean any Loan-backed note issued, executed and authenticated in accordance with an Indenture and Servicing Agreement and, where appropriate, any related Indenture Supplement.

          "Payment Date" shall mean, with respect to any Series, the payment date set forth in the related Indenture and Servicing Agreement or in the related Indenture Supplement, as applicable.

          "Pool Purchase Agreement" shall mean (i) with respect to Series 2002-1 Notes, the master purchase agreement dated as of August 29, 2002 by and between the Company and the Initial

  Issuer and all amendments thereof and supplements thereto and (ii) with respect to any Additional Series, the Term Purchase Agreement by and between the Company and the Additional Issuer which issues such Additional Series.

          "PPA Supplement" shall mean any Term Purchase Agreement or any supplement to the Pool Purchase Agreement relating to a particular Series of Notes.

          "Series" shall mean (i) with respect to the sale of Loans to the Purchaser pursuant to a PA Supplement, all Loans sold pursuant to a PA Supplement and (ii) with respect to Notes, the Series 2002-1 Notes or any Additional Series.

          "Series Termination Date" shall mean, with respect to any Series, the Series Termination Date as defined in the related PA Supplement or Indenture and Servicing Agreement.

          "Trustee" shall mean with respect to each Indenture and Servicing Agreement, the entity designated as the trustee under such agreement.

  Section 2.    Representations and Warranties.

        (a)   Subsection 6(a)(ix) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (ix)    Lockbox Accounts.    Except in the case of any Lockbox Account pursuant to which only Collections in respect of Loans subject to a PAC or Credit Card Account are deposited, the Seller has filed a standing delivery order with the United States Postal Service authorizing each Lockbox Bank to receive mail delivered to the related Post Office Box. The account numbers of all Lockbox Accounts, together with the names, addresses, ABA numbers and names of contact persons of all the Lockbox Banks maintaining such Lockbox Accounts and the related Post Office Boxes (other than those separately identified in an Indenture and Servicing Agreement), are set forth in Schedule 4. Except as described in the Intercreditor Agreement, from and after the Initial Closing Date, the Seller shall not have any right, title and/or interest in or to any of the Lockbox Accounts or the Post Office Boxes and will maintain no Lockbox accounts in its own name for the collection of payments in respect of the Loans. The Seller has no lockbox or other accounts for the collection of payments in respect of the Loans other than the Lockbox Accounts.

        (b)   Subsection 6(b)(ix) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (ix)    Original Loans.    All original executed copies of such Loans are or, within 30 days of Purchase, will be in the custody of the Custodian except to the extent otherwise permitted pursuant to Section 6(b)(xiv).

        (c)   Subsection 6(b)(xiv)(B)(2) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (2)   the original recorded Mortgage (or a copy thereof, if applicable, for Mortgages that have been submitted for recording as set forth herein) and Assignments of Mortgages in favor of the Collateral Agent (or a copy of such recorded Mortgage or Assignment of Mortgage, as the case may be, certified to be a true and complete copy thereof, if the original of the recorded Mortgage or Assignment of Mortgage is lost or destroyed), provided that in the case of any Loan with respect to which the related Mortgage and/or deed has been removed from the Loan File for review and recording in the local real property recording office, the original Mortgage shall have been returned to the Loan File no later than 180 days from the date on which the related Timeshare Property is required to be deeded to an Obligor.

        (d)   Subsection 6(d) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (d)    Survival of Representations and Warranties.    It is understood and agreed that the representations and warranties contained in this Section 6 shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Loans with respect to any Series by the Seller to the Company under this Agreement and any PA Supplement, the conveyance of the Loans by the Company to the Initial Issuer or to an Additional Issuer pursuant to the Pool Purchase Agreement and any PPA Supplement or any Term Purchase Agreement and the Grant of the Collateral by the Initial Issuer or any Additional Issuer to the Collateral Agent and shall inure to the benefit of the Company, the respective Issuers, the Trustees, the Collateral Agent and the Noteholders and their respective designees, successors and assigns.

        Section 3.    Covenants of the Seller.    Subsection 8(b)(iv) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (iv)    Change in Payment Instructions to Obligors.    Add, except in connection with the issuance of an Additional Series of Notes, or terminate any bank as a bank holding any account for the collection of payments in respect of the Loans from those listed in Exhibit E or make any change in its instructions to Obligors regarding payments to be made to any Lockbox Account at a Lockbox Bank, unless the Company and the Trustee shall have received (A) 30 days' prior written notice of such addition, termination or change, (B) written confirmation from the Seller that, after the effectiveness of any such termination, there will be at least one Lockbox in existence and (C) prior to the date of such addition, termination or change, (1) executed copies of Lockbox Agreements executed by each new Lockbox Bank, the Seller, the Company, the Master Servicer and the Trustee and (2) copies of all agreements and documents signed by either the Company or the respective Lockbox Bank with respect to any new Lockbox Account.

        Section 4.    Amendments.    Subsection 11(a) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (a)    Amendment.    This Agreement may be amended from time to time or the provisions hereof may be waived or otherwise modified by the parties hereto by written agreement signed by the parties hereto.

        Section 5.    Assignment.    Subsection 11(b) of the Master Loan Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          (b)    Assignment.    The Company has the right to assign its interests under this Agreement and any PA Supplement as may be required to effect the purposes of the Pool Purchase Agreement or any Term Purchase Agreement without the consent of the Seller, and the assignee shall succeed to the rights hereunder of the Company. The Seller agrees to perform its obligations hereunder for the benefit of the respective Issuers, Trustees and Noteholders and for the benefit of the Collateral Agent, and agrees that such parties are intended third party beneficiaries of this Agreement and agrees that the Trustees (or the Collateral Agent) and (subject to the terms and conditions of the applicable Indenture and Servicing Agreement and any applicable Indenture Supplement) the Noteholders may enforce the provisions of this Agreement and any PA Supplement, exercise the rights of the Company and enforce the obligations of the Seller hereunder without the consent of the Company.

  Section 6.    Miscellaneous.

        (a)    Counterparts.    This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        (b)    GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.

        IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

TRENDWEST RESORTS, INC. as Issuer
By:	/s/ DUNCAN H. COCROFT
	Name:	Duncan H. Cocroft
	Title:	Executive Vice President and Treasurer
SIERRA DEPOSIT COMPANY, LLC as Depositor
By:	/s/ JOHN COLE
	Name:	John Cole
	Title:	President and Treasurer

QuickLinks

  EXHIBIT 10.18
FIRST AMENDMENT TO MASTER LOAN PURCHASE AGREEMENT
RECITALS